Exhibit 10.3

CAPITALSOURCE INC.
SECOND AMENDED AND RESTATED EQUITY INCENTIVE PLAN

FORM OF RESTRICTED STOCK AGREEMENT

Restricted Stock	This grant is an award of shares of Stock in the number set forth on the cover sheet and subject to the vesting conditions described below (the “Restricted Stock”). To the extent not yet vested, your Restricted Stock may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Restricted Stock be made subject to execution, attachment or similar process.

Issuance and Vesting	The Company will issue your Restricted Stock in your name as of the Grant Date. Provided you continue in Service on the vesting dates specified below, your right to the Stock under this Restricted Stock grant vests as to:

• [ ]

The resulting aggregate number of vested shares of Stock will be rounded to the nearest whole number, and you cannot vest in more than the number of shares of Stock covered by this grant. No additional shares of Stock will vest after your Service has terminated for any reason, except in the case of your Retirement (as described below in the section labeled “Retirement”).

Notwithstanding the vesting schedule set forth above:

• The Restricted Stock will become 100% vested upon your termination of Service due to your death or Disability.

• Upon the closing of a Change of Control, the Restricted Stock will become 100% vested if the Restricted Stock is not assumed, or equivalent restricted securities are not substituted for the Restricted Stock, by the Company or its successor.

• Upon the closing of a Change of Control, 50% of the Restricted Stock will become vested on a pro-rata basis (but only to the extent not already vested) even if the Restricted Stock is assumed, or equivalent restricted securities are substituted for the Restricted Stock, by the Company or its successor. In this case, the remaining unvested portion of the Restricted Stock will become 100% vested upon your Involuntary Termination within the 24 month period following the closing of the Change in Control. For the avoidance of doubt, the application of the pro-rata 50% vesting acceleration contemplated by this subsection is illustrated by the following examples:

Example 1: If a Change of Control occurs on December 31, 2004 and the Restricted Stock is assumed, 50% of the Restricted Stock would become vested on the closing of the Change of Control (so that a total of 50% of the Restricted Stock is then vested), 12.5% of the Restricted Stock would then vest on each of the third and fourth anniversaries of the Grant Date and 25% of the Restricted Stock would then vest on the fifth anniversary of the Grant Date (with all vesting based on your continued Service).

Example 2: If a Change of Control occurs on December 31, 2006 and the Restricted Stock is assumed, an additional 25% of the Restricted Stock would become vested on the closing of the Change of Control (so that a total of 50% of the Restricted Stock is then vested), 12.5% of the Restricted Stock would then vest on the fourth anniversary of the Grant Date and 37.5% of the Restricted Stock would then vest on the fifth anniversary of the Grant Date (with all vesting based on your continued Service).

For purposes of this Agreement:

• “Change of Control” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity owning 50% or more of the combined voting power of all classes of Shares of the Company or its successor. Notwithstanding the foregoing a transaction described in clause (i) or clause (ii) of the preceding sentence shall not be a Change of Control if persons who are shareholders of the Company or its Affiliates immediately prior to the transaction continue to own 50% or more of the combined voting power of the Company or the resulting entity immediately following the transaction.

• “Involuntary Termination” means termination of your Service by reason of (i) your involuntary dismissal by the Company for reasons other than Cause; or (ii) your voluntary resignation following (x) a change in your position with the Company which materially reduces your duties and responsibilities or the level of management to which you report, (y) a material reduction in your level of compensation (including base salary, fringe benefits and target bonus) or (z) a relocation of your place of employment by more than fifty (50) miles, provided and only if such change, reduction or relation is brought about by the Company without your consent.

Forfeiture of Unvested Stock	In the event that your Service terminates for any reason other than your: (i) death, (ii) Disability, (iii) Retirement (as defined in the next section) or (iv) an Involuntary Termination within a 24 month period following the closing of a Change of Control, you will automatically forfeit to the Company all of the shares of Stock subject to this grant that have not yet vested.

Retirement	In the event your Service terminates because of your Retirement, your Restricted Stock will continue to vest (notwithstanding your termination of Service) until the third anniversary of the date of your Retirement. On the third anniversary of the date of your Retirement, you will automatically forfeit to the Company all of the shares of Stock subject to this grant that have not yet vested. “Retirement” means, for the purpose of this Agreement, your voluntary termination of Service at or after age 55 with the sum of your age and years of service equal to 65 or greater. The Company shall have the right to cause an immediate forfeiture of your unvested Restricted Stock if the Company determines that following your Retirement you have violated the terms of any non-competition, non-solicitation, non-disclosure, non-disparagement or other similar agreement between you and the Company or its Affiliate.

Leaves of Absence	For purposes of this grant, your Service does not terminate when you go on a bona fide employee leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

The Company determines, in its sole discretion, which leaves count for this purpose, and when your Service terminates for all purposes under the Plan.

Section 83(b) Election	You should consider whether or not to make a “Section 83 (b) election.” Under Section 83 of the Internal Revenue Code (the “Code”), the fair market value of the shares of Stock on the date any forfeiture restrictions applicable to the shares of Stock lapse will be reportable as ordinary income at that time. For this purpose, “forfeiture restrictions” include the requirement that you forfeit unvested shares of Stock on termination of Service described above. You may elect to be taxed at the time the unvested shares of Stock are acquired rather than when such shares of Stock cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the date of purchase. The form for making this election is attached as Exhibit B (along with summary information describing the election). Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you as the forfeiture restrictions lapse. It is recommended that you seek the advice of your own tax consultant in connection with the purchase of shares of Stock and the advisability of filing an election under Section 83(b) of the Code.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b). YOU FURTHER ACKNOWLEDGE THAT YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE AN 83(b) ELECTION.

Escrow	If certificates are issued for the Restricted Stock, the certificates for the unvested Stock shall be deposited in escrow with the Secretary of the Company (or his delegate) to be held in accordance with the provisions of this paragraph. Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form attached hereto as Exhibit A. The deposited certificates shall remain in escrow until such time or times as the certificates are to be released or otherwise surrendered for cancellation as discussed below. Upon delivery of the certificates to the Company, you shall be issued an instrument of deposit acknowledging the number of shares of Stock delivered in escrow to the Secretary of the Company (or his delegate). All regular cash distributions on the unvested Stock (or other securities at the time held in escrow) shall be paid directly to you and shall not be held in escrow.

However, in the event of any distribution, split, recapitalization or other change affecting the Company’s outstanding Stock as a class effected without receipt of consideration or in the event of a split, a distribution or a similar change in the Company Stock, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the unvested shares of Stock shall be immediately delivered to the Company’s Secretary (or his delegate) to be held in escrow hereunder, but only to the extent the unvested shares of Stock are at the time subject to the escrow requirements hereof.

The unvested shares of Stock held in escrow hereunder shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company for repurchase and cancellation:

As your interest in the unvested shares of Stock vests as described above, the certificates for the shares of Stock shall be released from escrow and delivered to you, at your request.

Should you forfeit any unvested Stock held in escrow hereunder, then the escrowed certificates for such unvested Stock shall be surrendered to the Company for cancellation without payment, and you shall have no further rights with respect to such shares of Stock.

Withholding Taxes	You agree as a condition of this grant that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting or receipt of the Restricted Stock. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting or receipt of Stock arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate (including withholding the delivery of vested shares of Stock otherwise deliverable under this Agreement).

Transfer of Unvested Stock	Unvested Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, excepting the sale, assignment and transfer to the Company in accordance with the Assignment Separate from Certificate in the form attached hereto as Exhibit A.

Retention Rights	This Agreement does not give you the right to be retained by the Company (or any Affiliate) in any capacity. Unless otherwise specified in an employment or other agreement between the Company (or any Affiliate) and you, the Company (and any Affiliate) reserve the right to terminate your Service at any time and for any reason.

Stockholder Rights	No adjustments are made for dividends or other rights if the applicable record date occurs before your certificate is issued (or an appropriate book entry is made), except as described in the Plan.

Adjustments	In the event of a split, a distribution or a similar change in the Stock, the number of shares of Stock covered by this grant may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your grant shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends	If and to the extent that the shares of Stock are represented by certificates rather than book entry, all certificates representing the Stock issued under this grant shall, where applicable, have endorsed thereon the following legends:

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan	The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant. Any prior agreements, commitments or negotiations concerning this grant are superseded.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

               FOR VALUE RECEIVED,                                          hereby sells, assigns and transfers unto CapitalSource Inc., a Delaware corporation (the “Company”),                      (___) shares of Stock of the Company represented by Certificate No. ___herewith and does hereby irrevocably constitute and appoint                                          to transfer the said shares on the books of the Company with full power of substitution in the premises.

               Dated:                     , ___

(Please Print Name)

(Signature)

Spousal Consent (if applicable)

                                                        (Purchaser’s spouse) indicates by the execution of this Assignment his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the Stock.

(Signature)

               INSTRUCTIONS: PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE APPROPRIATE SIGNATURE LINE(S).

EXHIBIT B

ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE

               The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

               1. The name, address and social security number of the undersigned:

Name:

Address:

Social Security No. :

               2. Description of property with respect to which the election is being made:

                                   shares of stock of CapitalSource Inc., a Delaware corporation, (the “Company”).

               3. The date on which the property was transferred is                      ___, 20___.

               4. The taxable year to which this election relates is calendar year 20___.

               5. Nature of restrictions to which the property is subject:

         The shares of Stock are subject to a Restricted Stock Agreement between the undersigned and the Company. The shares are subject to forfeiture under the terms of the Agreement.

               6. The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $                     per share, for a total of $                    .

               7. The amount paid by taxpayer for the property was $0.00.

               8. A copy of this statement has been furnished to the Company.

Dated:                     , 20__

Taxpayer’s Signature

Taxpayer’s Printed Name

PROCEDURES FOR MAKING ELECTION
UNDER INTERNAL REVENUE CODE SECTION 83(b)

                    The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:

                    1. You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Grant Date of your Restricted Stock.

                    2. At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

                    3. You must file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the shares of stock are transferred to you.